UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 26, 2013

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On or about April 4, 2013, Lakeland Bancorp, Inc. (the “Registrant”) and Somerset Hills Bancorp (the “Company”) began mailing the definitive joint proxy statement and prospectus (the “Proxy Statement”) to their respective shareholders for their respective Annual Meetings of Shareholders scheduled for May 8, 2013. At the Company’s Annual Shareholders’ Meeting, shareholders will be asked, among other things, to approve the proposed merger agreement under which the Company would merge with and into the Registrant. At the Registrant’s Annual Shareholders’ Meeting, shareholders will be asked, among other things, to authorize the issuance of shares of the Registrant’s common stock to the shareholders of the Company upon consummation of the merger.

As disclosed in the Proxy Statement, on February 8, 2013, a Complaint was filed against the Company and members of its Board of Directors in the Superior Court of New Jersey, Somerset County, seeking class action status and asserting that the Company and the members of its Board had violated their duties to the Company’s shareholders in connection with the proposed transaction with the Registrant. The Complaint also alleged that the Registrant had aided and abetted the individual defendants in their alleged breaches of their fiduciary duties. On March 27, 2013, the plaintiff filed an Amended Complaint, alleging, among other things, inadequate disclosure in the Proxy Statement.

All defendants vigorously deny all liabilities with respect to the facts and claims alleged in the lawsuit, and specifically deny that any supplemental disclosure is required under any applicable rule, statute, regulation or law in connection with the Annual Meetings of the Shareholders of the Registrant and the Company. However, solely to avoid the risk of delaying or adversely affecting consummation of the merger and to minimize the expense of defending the lawsuit, the defendants have agreed to the settlement described below.

On April 26, 2013, the defendants entered into a Memorandum of Understanding with the lead plaintiff regarding settlement of the action. As part of the settlement, the Registrant agreed to make certain additional disclosures, which are contained in this Current Report on Form 8-K. The Memorandum of Understanding contemplates that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including the consummation of the merger and court approval following notice. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Court will consider the fairness, reasonableness and adequacy of the settlement which, if finally approved by the Court, will resolve all of the claims that were or could have been brought in the action being settled, including all claims relating to the merger, the merger agreement and any disclosures made in connection therewith. The Court will also need to approve the conditional certification of the class of plaintiffs at such hearing. In addition, in connection with the settlement, the parties contemplate that the lead plaintiff’s counsel will petition the Court for an award of attorneys’ fees and expenses to be paid by the Company and/or the Registrant. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Court will approve the settlement even if the parties were to enter into such a stipulation. In the event that neither of these occurs, the proposed settlement as contemplated by the Memorandum of Understanding may be terminated. The settlement will not affect the timing of consummation of the merger or the amount or nature of the merger consideration to be paid to the shareholders of the Company in the merger.

Supplemental Information to Proxy Statement

In connection with the settlement of certain litigation discussed in this Current Report on Form 8-K, the Registrant has agreed to supplement the disclosure in the Proxy Statement with the disclosures below. This supplemental information should be read in conjunction with the Proxy Statement, which the Registrant urges investors to read in its entirety. Capitalized terms used below and not otherwise defined shall have the meanings ascribed to them in the Proxy Statement. Underlined language represents new language that supplements the disclosure in the Proxy Statement.

With respect to the section “Opinion of Somerset Hills Financial Advisors,” the paragraphs captioned “Financial Impact Analysis” and “Discounted Cash Flow Analysis,” which appear on page 51 of the Proxy Statement, are hereby revised in their entirety to read as follows:

Financial Impact Analysis. KBW performed pro forma merger analyses that combined projected income statement and balance sheet information of SOMH and LBAI. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of LBAI. In the course of this analysis, KBW used earnings estimates of $0.80 per share for LBAI for 2013 and $0.86 per share for 2014 both as per First Call consensus and used earnings estimates of $0.65 per share for SOMH for 2013 (from SOMH management) and $0.69 per share earnings estimates for 2014 as per First Call consensus. This analysis indicated that the merger is expected to be accretive to LBAI’s estimated earnings per share of $0.80 in 2013 and $0.86 in 2014 at a rate of 1.0% and 0.8% respectively, as per LBAI guidance. The analysis also indicated that the merger is expected to be accretive to book value per share at a rate of 0.2% and dilutive to tangible book value per share at a rate of 2.5% for LBAI, and that LBAI would maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by LBAI following the merger will vary from the projected results, and the variations may be material.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that SOMH could provide to equity holders through 2018 on a stand-alone basis. In performing this analysis, KBW used estimated assets of $375 million for 2013 and estimated earnings of $3.5 million for SOMH for 2013 and a growth rate of 6.0% for both assets and earnings thereafter, all provided by SOMH management, and assumed discount rates ranging from 8.0% to 16.0%. The range of values was determined by adding (1) the present value of projected cash flows to SOMH shareholders from 2012 to 2017 and (2) the present value of the terminal value of SOMH’s common stock. In determining cash flows available to shareholders, KBW assumed balance sheet growth per SOMH management, that SOMH would maintain a tangible common equity / tangible asset ratio of 8.00%, a dividend payout ratio of 50.0% (both per SOMH guidance), and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained represented dividendable cash flows for SOMH. In calculating the terminal value of SOMH, KBW applied multiples ranging from 10.0 times to 14.0 times 2018 forecasted earnings. This resulted in a range of values of SOMH from $7.47 to $11.67 per share. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of SOMH.

With respect to the section “Opinion of Somerset Hills Financial Advisors,” the last sentence of the last paragraph, which appears on page 51 of the Proxy Statement, is hereby deleted and a new paragraph is hereby added which reads in its entirety as follows:

As previously disclosed by Lakeland Bancorp in its filings with the Securities and Exchange Commission (the “SEC”), KBW acted as underwriter in connection with Lakeland Bancorp’s sale of a total of 683,938 shares of common stock (including 62,176 shares that were sold upon exercise of the underwriter’s over-allotment option) at a public offering price of $9.650 per share, minus underwriting discounts and commissions of $0.579 per share (representing 6% per share), for total underwriting discounts and commissions paid to KBW by Lakeland Bancorp of $396,000. The Underwriting Agreement between Lakeland Bancorp and KBW, dated August 29, 2012, was filed as Exhibit 1.1 to Lakeland Bancorp’s Current Report on Form 8-K filed with the SEC on August 29, 2012. The closing of the public offering occurred on September 4, 2012. Pursuant to the Underwriting Agreement, in addition to the underwriting discounts and commissions, Lakeland Bancorp paid KBW a total of $50,000 as reimbursement for the fees and disbursements of KBW’s counsel in connection with the public offering, for a total of $446,000 paid to KBW in connection with the public offering. No other fees were paid by Lakeland Bancorp to KBW during the past three years.

With respect to the section “Background of the Merger,” which starts on page 42 of the Proxy Statement, the entire section is hereby revised in its entirety to read as follows:

Background of the Merger

As part of Lakeland’s strategic growth plan, Lakeland’s board and senior management explore on an ongoing basis the feasibility of acquiring banks and bank holding companies that would broaden Lakeland’s presence in its markets while enabling it to maintain its focus on community banking.

Thomas J. Shara, the President and Chief Executive Officer of Lakeland, and Stewart E. McClure, Jr., the President, Chief Executive Officer and Chief Operating Officer of Somerset Hills, have known each other professionally for many years. Messrs. Shara and McClure are both members of several trade groups representing New Jersey financial institutions, and have participated in numerous functions and meetings of these groups. During the first half of 2012, they met on several occasions, and had preliminary discussions about Lakeland’s possible acquisition of Somerset Hills. As a regular part of his duties as CEO of Somerset Hills, Mr. McClure has met with and had informal discussions with executives of other financial institutions, including discussions regarding strategic alliances. The Board of Somerset Hills had authorized Mr. McClure to have these types of discussions, and to report back to the Board if any discussions became material.

On July 25, 2012, Messrs. Shara and McClure had another informal meeting during which they discussed a possible transaction, but not any specific terms. Mr. Shara indicated that to help ensure customer retention, Lakeland would want Mr. McClure to remain as an officer of the merged entity, and would likely offer Board positions to one or more Somerset Hills Board members.

On September 25, 2012, Messrs. Shara and McClure, and the two Chairmen of the Board (Mary Ann Deacon, Chairman of Lakeland, and Edward B. Deutsch, Chairman of Somerset Hills), met for an informal dinner. Again, no specific terms of a transaction were discussed.

On October 2, 2012, Messrs. McClure and Deutsch met with Andy Senchak and Joseph Moeller, representatives of Keefe, Bruyette and Woods (“KBW”) to discuss a possible transaction between Somerset Hills and Lakeland.

On November 30, 2012, another informal meeting occurred between Messrs. Shara and McClure.

On December 12, 2012, Mr. McClure made a presentation to the Executive Committee of the Somerset Hills board concerning Lakeland and the pros and cons of a possible merger transaction with Lakeland. Directors Edward Deutsch, William Keefe, Jefferson Kirby, Thomas Marino, and M. Gerald Sedam, II attended the meeting. The Executive Committee authorized Mr. McClure and other senior management to engage in preliminary discussions with representatives of Lakeland concerning a possible merger.

On December 24, 2012, an informal meeting between Messrs. Shara and McClure took place, at which they confirmed their mutual desire to explore a possible merger of Somerset Hills into Lakeland.

On December 27, 2012, a mutual Confidentiality Agreement was circulated and eventually executed by Somerset Hills and Lakeland.

On January 3, 2013, Mr. Shara, Mr. McClure and representatives of KBW met to discuss the possible terms of a proposed merger. As KBW had not yet been retained by Somerset Hills, the KBW representatives may not have been aware of whether they would be representing Somerset Hills or Lakeland, until that was discussed at the meeting. At the meeting, Messrs. Shara and McClure discussed who KBW would represent, which financial advisor might represent Lakeland, and a general timeline for the transaction, including conducting diligence.

On January 7, 2013, the members of Lakeland’s executive management team were assembled and advised by Mr. Shara of the proposed merger discussions and instructed to consider selecting members of a due diligence team without disclosing the nature of the project or identifying the target. Additionally, Lakeland’s executive management team was instructed that the information was confidential and subject to a confidentiality agreement.

On January 8, 2013, Mr. Shara, Mr. McClure, Joseph F. Hurley, Executive Vice President and Chief Financial Officer of Lakeland, and Alfred J. Soles, Executive Vice President and Chief Financial Officer of Somerset Hills, met to discuss the due diligence process.

On January 9, 2013, Messrs. Shara and Hurley distributed information regarding Somerset Hills to Lakeland’s board at Lakeland’s regularly scheduled January board meeting. Further discussions ensued during Lakeland’s regularly scheduled strategic planning meeting the following day, which included representatives of Lakeland’s board and senior management.

On or about January 10, 2013, Lakeland contacted Michael Mayes, Managing Director at Raymond James, to discuss engaging Raymond James for a merger transaction. Lakeland prepared and circulated a confidentiality agreement on that date, which agreement was executed. On or about that same date, Lakeland began using the name “Project Martin” to identify the transaction. Although Raymond James provided financial advisory services thereafter, the formal engagement agreement between Raymond James and Lakeland was not finalized and executed until January 28, 2013.

In or about the week of January 14, 2013, representatives of Lakeland (Messrs. Shara, Vandenbergh, Hurley and Matteson) met with representatives of Lowenstein Sandler LLP (legal counsel to Lakeland) and with representatives of Raymond James (including Mr. Mayes, who participated by telephone) to discuss the basic terms of a proposed merger agreement and coordinate due diligence efforts.

On January 15, 2013, KBW was formally engaged by Somerset Hills. In engaging KBW, the Somerset Hills Board was aware of its prior work for Lakeland, and considered that relationship to be a benefit to the Somerset Hills shareholders, as KBW had recently performed diligence on Lakeland. The Board retained KBW based on its national reputation in the community bank market. Messrs. Shara and McClure met to discuss the terms of the proposed transaction and the upcoming diligence process.

On January 16, 2013, Lakeland’s board conducted a special meeting, following which Lakeland presented its non-binding indication of interest to Somerset Hills. The non-binding indication of interest provided that Somerset Hills would be merged with and into Lakeland, and that each shareholder of Somerset Hills would receive the equivalent of $12 per share, valuing the transaction at $64.4 million (excluding options) with 90% of the aggregate merger consideration being provided in shares of Lakeland common stock and 10% being cash. The indication of interest also stated that Lakeland planned to offer Board seats to Somerset Hills Chairman Edward Deutsch and Board member Thomas Marino.

On January 17, 2013, the Somerset Hills board met to discuss the terms of the indication of interest with its legal and financial advisors, and the board authorized senior management to negotiate the terms of a definitive agreement with Lakeland. The Board discussed whether it would be in the best interests of the Somerset Hills shareholders to solicit other offers for the company, and decided not to based upon, among other things (i) the value of Lakeland’s indication of interest, (ii) the current state of the community bank merger market and prices paid for companies comparable to Somerset Hills, (iii) the risk of losing the Lakeland offer if

Somerset Hills elected to solicit other offers, and (iv) the customer and employee retention risks which would be incurred if it became known in the community that Somerset Hills was for sale. Given the professional nature of the relationship between Messrs. Shara and McClure, the Somerset Hills Board believed that Mr. McClure was best positioned to lead the negotiations with Lakeland on behalf of Somerset Hills, and did not appoint a negotiating committee.

On January 18, 2013, the members of Lakeland’s due diligence team met and were advised, for the first time, of the nature of the project, the identity of the target company and the project name (Project Martin). Each member of the due diligence team were further instructed on the procedures to be followed to maintain the confidentiality of Project Martin, the obligations under the confidentiality agreement between Lakeland and Somerset Hills, along with the potential consequences for individuals were they to disclose or misuse information relating to the proposed merger transaction.

From January 20 through January 27, 2013, the parties conducted due diligence, with the Lakeland due diligence team performing onsite due diligence reviews at the corporate headquarters of Somerset Hills in Bernardsville, New Jersey on Sunday and Monday, January 20 and 21, 2013 of the Martin Luther King, Jr. holiday weekend, and representatives of Lowenstein Sandler LLP, legal counsel to Lakeland, and Windels Marx Lane & Mittendorf, LLP, legal counsel to Somerset Hills, with input from their respective financial advisors (KBW, financial advisor to Somerset Hills, and Raymond James, financial advisor to Lakeland), negotiated the terms of the definitive merger agreement.

On January 23, 2013, the status of the proposed merger was discussed at Somerset Hills’ regularly scheduled board meeting. That same day, Lakeland’s board convened at a special meeting to discuss the progress of the proposed merger transaction and related financial terms.

The Lakeland board met on January 27, 2013, to discuss the status of the negotiations and the results of their due diligence inquiry. Also present at this meeting were Lakeland’s legal and financial advisors.

On January 28, 2013, the respective boards of Somerset Hills and Lakeland met and approved the definitive merger agreement. At the Somerset Hills board meeting, KBW provided its opinion that the merger consideration was fair to the shareholders of Somerset Hills, from a financial point of view. A copy of that fairness opinion is attached to this joint proxy statement and prospectus as Annex B. After the respective meetings were concluded, the merger agreement was signed by the parties.

On January 29, 2013, a joint press release announcing the execution of the definitive merger agreement was disseminated by the parties prior to the opening of the financial markets.

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Filed as Exhibit 99.1 to this Current Report on Form 8-K is an unaudited projected Consolidated Income Statement for 2013 (the “Somerset Hills Budget”) that was prepared by the management of Somerset Hills as part of their annual budgeting process, and provided by Somerset Hills to KBW, in connection with the evaluation by the Somerset Hills Board of Directors of the proposed merger agreement with Lakeland. The Somerset Hills Budget was not prepared by Somerset Hills with a view toward public disclosure, but rather as an internal management tool, and the inclusion of this information in the Exhibit to this Current Report on Form 8-K should not be regarded as an indication that any of Lakeland, Somerset Hills or any other recipient of this information considered, or now considers, it to be material or predictive of actual future results.

The Somerset Hills Budget also was not prepared with a view toward complying with GAAP or SEC or other guidelines for the preparation and presentation of prospective financial information. Neither Somerset Hills’ independent registered public accounting firm, nor any other independent accountants (including without limitation Lakeland’s independent registered public accounting firm), have compiled, examined or performed any procedures with respect to the Somerset Hills Budget, nor have they expressed any opinion or any other form of assurance on such information, and they assume no responsibility for the Somerset Hills Budget.

The Somerset Hills Budget reflects numerous estimates and assumptions made by the management of Somerset Hills with respect to industry performance and competition, market and financial conditions specific to Somerset Hills’ business and general economic conditions in its market area, all of which are difficult to predict and many of which are beyond the control of Somerset Hills or Lakeland. Shareholders of Somerset Hills and of Lakeland are urged to review the sections captioned “Risk Factors” and “Forward-Looking Statements” contained in the joint proxy statement and prospectus, and the most recent filings made by Lakeland and Somerset Hills with the SEC. See “Where You Can Find More Information” in the joint proxy statement and prospectus.

Item 9.01.	Financial Statements and Exhibits.

The following Exhibit is filed with this Current Report on Form 8-K:

(d) Exhibits

Exhibit 99.1	Somerset Hills Budget (as defined above and in the Exhibit).

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Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the merger, Lakeland Bancorp has filed a registration statement with the Securities and Exchange Commission, which has been declared effective. The joint proxy statement and prospectus contained in the registration statement has been mailed to shareholders of Somerset Hills Bancorp and Lakeland Bancorp. Investors are advised to read the joint proxy statement and prospectus because it contains important information. Copies of the joint proxy statement and prospectus and other documents filed by Lakeland Bancorp and Somerset Hills Bancorp with the SEC are available free of charge at the SEC’s web site at www.sec.gov. Documents filed by Lakeland Bancorp may also be accessed and downloaded for free at Lakeland Bancorp’s website at www.lakelandbank.com or by directing a request to Investor Relations, Lakeland Bancorp, Inc., 250 Oak Ridge Road, Oak Ridge, NJ 07438 (973-697-2000). Documents filed by Somerset Hills Bancorp may also be accessed and downloaded for free at Somerset Hills Bancorp’s website at www.somersethillsbank.com or by directing a request to Investor Relations, Somerset Hills Bancorp, 155 Morristown Road, Bernardsville, New Jersey 07924 (908-221-0100).

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Neither Lakeland Bancorp nor Somerset Hills Bancorp assumes any obligation for updating any such forward-looking statements at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson
Name:	Timothy J. Matteson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: April 26, 2013

Exhibit Index

Exhibit Number	Description

99.1	Somerset Hills Budget (as defined above and in the Exhibit)